                                                                                                              EXHIBIT 11.1
                                                         CAI WIRELESS SYSTEMS, INC.
                                                    COMPUTATION OF LOSS PER COMMON SHARE
                                                                                             Quarter Ended September 30,
                                                                                          --------------------------------
                                                                                                  1997           1996
                                                                                                  ----           ----
        PRIMARY LOSS PER COMMON SHARE:
          1         Net loss                                                               $(29,858,672)     $(19,857,014)
          2         Less preferred dividends                                                 (3,706,901)       (3,194,747)
                                                                                            -----------       -----------
          3         Loss applicable to common shareholders                                 $(33,565,573)     $(23,051,761)
                                                                                            ===========       ===========
          4         Weighted average shares outstanding                                      40,540,539        40,384,787
          5         Add additional shares issuable upon exercise of
                              outstanding stock options and warrants *                                -                 -
                                                                                            -----------       -----------
          6         Adjusted weighted average shares outstanding                             40,540,539        40,384,787
                                                                                            ===========       ===========
          7         Net loss per common share  (line 3 <divide> line 6)                          $(0.83)           $(0.57)
                                                                                                  =====             =====
         FULLY DILUTED LOSS PER COMMON SHARE:
          8         Line 3 above                                                           $(33,565,573)     $(23,051,761)
          9         Add back preferred dividends                                              3,706,901         3,194,747
         10         Add back interest, net of tax, assuming conversion of Term Notes            999,000           729,000
         11         Add back interest, net of tax, assuming proceeds from
                             exercise of warrants and options in excess of the
                              20% treasury stock buyback applied against
                              short-term debt                                                 1,366,000         3,673,000
                                                                                            -----------       -----------
         12         Adjusted net loss                                                      $(27,493,672)     $(15,455,014)
                                                                                            ===========       ===========
         13         Weighted average shares outstanding  (line 4)                            40,540,539        40,384,787
         14         Add additional shares issuable upon the assumed exercise
                              of outstanding stock options                                    2,195,937         1,274,134
         15         Add additional shares issuable upon the assumed exercise
                              of BANX warrants (Term Notes and Senior Preferred Stock)       36,751,085        36,751,083
         16         Add additional shares issuable upon the assumed exercise
                              of other warrants                                               2,852,453         2,235,541
         17         Add Series A preferred stock (not converted until November 1996)                  -           115,500
         18         Deduct treasury stock repurchased with proceeds from theassumed
                             exercise of all options and warrants                            (8,108,108)       (8,076,957)
                                                                                            -----------       -----------
         19         Adjusted weighted average shares outstanding                             74,231,906        72,684,088
                                                                                            ===========       ===========
         20         Net loss per common share  (line 12 <divide> line 19)  **                    $(0.37)           $(0.21)
                                                                                                  =====             =====

           * For the calculation of loss per share, the inclusion of the assumed exercise of options and warrants is not dilutive for the periods presented and, therefore, such assumed exercise is excluded from the per share calculations.

          **   The fully diluted loss per share is anti-dilutive and is,
therefore, not presented in the Consolidated Statements of Operations.